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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Selected consolidated financial and operating data" and "Experts" and to the use of our report dated February 23, 2001, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-65918) and related Prospectus of Option Care, Inc. and subsidiaries for the registration of 3,000,000 shares of its common stock.

                      /s/ ERNST & YOUNG LLP

Chicago, Illinois
September 7, 2001

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CONSENT OF INDEPENDENT AUDITORS